EXHIBIT 99.3

COLUMBUS, Ohio, December 20, 2023 – The board of directors of Worthington Steel, Inc. (NYSE: WS) has declared a quarterly dividend of $0.16 per common share. The dividend is payable on March 28, 2024, to shareholders of record March 14, 2024. This marks the first dividend paid by Worthington Steel since the business separated from the former Worthington Industries, now Worthington Enterprises (NYSE: WOR), on December 1, 2023.

About Worthington Steel

Worthington Steel (NYSE:WS) is a metals processor that partners with customers to deliver highly technical and customized solutions. Worthington Steel’s expertise in carbon flat-roll steel processing, electrical steel laminations and tailor welded solutions are driving steel toward a more sustainable future.

As one of the most trusted metals processors in North America, Worthington Steel and its 4,600 employees harness the power of steel to advance our customers’ visions through value-added processing capabilities including galvanizing, pickling, configured blanking, specialty cold reduction, lightweighting and electrical lamination. Headquartered in Columbus, Ohio, Worthington operates 32 facilities in seven states and six countries. Following a people-first Philosophy, commitment to sustainability and proven business system, Worthington Steel’s purpose is to generate positive returns by providing trusted and innovative solutions for customers, creating opportunities for employees, and strengthening its communities.

Safe Harbor Statement

Worthington Steel wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (the “Act"). Statements by Worthington Steel which are not historical information constitute "forward looking statements" within the meaning of the Act. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those projected. Factors that could cause actual results to differ materially include risks, uncertainties and impacts described from time to time in Worthington Steel’s filings with the Securities and Exchange Commission.

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